Exhibit 99.1

MidAmerican Merger Benefits

FOR IMMEDIATE RELEASE

For more information, contact:

MidAmerican Energy Holdings Company:

Sara Schillinger/Ann Thelen

515-281-2785

Constellation Energy:

Robert L. Gould/Debra Larsson

410-470-7433

Constellation Energy – Investor Contacts:

Kevin Hadlock/Janet Mosher

410-470-3647/410-470-1884

MidAmerican Outlines Benefits of Proposed

Merger With Constellation Energy

MidAmerican proposes up to $70 million in
Baltimore Gas and Electric Company customer benefits

Support for UniStar Nuclear joint venture and proposed nuclear plant development at Calvert Cliffs is reaffirmed

Companies intend to increase Constellation Energy Group Foundation endowment

Headquarters to remain in Baltimore

DES MOINES, Iowa, and BALTIMORE – Oct. 17, 2008 – MidAmerican Energy Holdings Company and Constellation Energy (NYSE: CEG) announced that MidAmerican today filed an application with the Maryland Public Service Commission requesting approval to acquire Baltimore Gas and Electric Company.

“This transaction will bring financial stability to Constellation Energy and BGE, and comes with our proposal to reduce and delay planned BGE rate requests for the

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benefit of BGE customers,” said Gregory E. Abel, president and chief executive officer of MidAmerican.

 “Our application identifies the significant commitments we are making to BGE customers, communities and employees regarding rates, community involvement, job opportunities and investment in energy infrastructure in the state of Maryland,” added Abel. “We strongly support the efforts of UniStar Nuclear Energy, LLC to develop advanced nuclear generation in the United States, and we affirm our support for the proposed new nuclear plant at Calvert Cliffs.”

“The application filed today underscores the conviction of MidAmerican’s commitment to successfully closing this transaction, and to Constellation Energy and BGE remaining integral members of the local community,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “This merger will deliver significant long-term benefits to our customers, employees and the communities we serve by allowing BGE and Constellation Energy to operate autonomously and providing the strong financial backing of Berkshire Hathaway.”

BGE Benefits

MidAmerican has identified two significant rate benefits for BGE customers as part of its application.

•                  MidAmerican has proposed to cut in half the 5 percent cap that was to apply to any increase in an electric distribution rate case filed by BGE in 2009. The rate cap on the 2009 electric distribution rate increase was negotiated between BGE and various state interests in March of this year.

•                  In addition, MidAmerican commits to not file the next BGE electric distribution and natural gas distribution rate cases until January 2011.

As a result, there will be no increase in BGE’s gas and electric base distribution rates in 2010 and the first half of 2011. The value to BGE customers from these actions depends upon the amount of BGE gas and electric rate increases granted by the Maryland

Public Service Commission. Based upon assumptions identified in testimony filed by MidAmerican as part of its application, the combined potential benefit from these two commitments could be as much as $70 million for BGE electric and natural gas customers.

MidAmerican’s application pledges that BGE’s charitable and community-related contributions will be maintained at no less than the past three-year average level of approximately $2.9 million annually through Dec. 31, 2013. In addition, the application states BGE’s headquarters will remain in Baltimore and no reduction in force at BGE is planned as a result of the proposed merger.

MidAmerican has committed that BGE will be protected from any adverse financial results at Constellation Energy or MidAmerican or any of their affiliates through a procedure called ring-fencing.

MidAmerican also promised that no costs related to the transaction or any severance or change-in-control payments to Constellation Energy staff would be included in BGE rates.

Constellation Energy Benefits

MidAmerican affirmed its support for Constellation Energy’s involvement in the UniStar Nuclear Energy, LLC joint venture and the commitment to prioritize the development of a new nuclear unit at the company’s Calvert Cliffs Nuclear Power Plant over the development of a nuclear facility at any other site it controls. MidAmerican further committed to keep Constellation Energy’s headquarters in Baltimore, and that Constellation Energy would continue to be a prominent contributor to charitable and community-related activities.

In addition, Mr. Shattuck has irrevocably waived his right to receive payment of any cash severance to which he would otherwise be entitled under his change-in-control agreement as a result of the merger. He has requested that Constellation Energy donate that amount to the Constellation Energy Group Foundation. At the time of closing,

MidAmerican has agreed to match any such contribution, resulting in a total endowment increase of $36 million to support future charitable endeavors for the long-term benefit of the Baltimore community and the state of Maryland.

On Sept. 19, MidAmerican and Constellation Energy reached a definitive merger agreement in which MidAmerican will purchase all of the outstanding shares of Constellation Energy for a cash consideration of approximately $4.7 billion, or $26.50 per share. In addition, MidAmerican provided an immediate $1 billion cash infusion to Constellation Energy through the purchase of preferred equity. The definitive agreement has been approved by both companies’ boards of directors and is subject to, among other things, shareholder and customary federal and state regulatory approvals. Information about the transaction is available at www.constellationmidamerican.com.

About Constellation Energy

Constellation Energy (http://constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

About MidAmerican Energy Holdings Company

MidAmerican Energy Holdings Company, based in Des Moines, Iowa, is a global provider of energy services. Through its energy-related business platforms, MidAmerican provides electric and natural gas service to more than 6.9 million customers worldwide. These business platforms are Pacific Power, Rocky Mountain Power and PacifiCorp Energy, which comprise PacifiCorp; MidAmerican Energy Company; CE Electric UK; Northern Natural Gas Company; Kern River Gas Transmission Company; and CalEnergy. Information about MidAmerican is available at www.midamerican.com.

Forward-Looking Statements and Additional Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation Energy and MidAmerican Energy Holdings Company and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and generally beyond the control of Constellation Energy and MidAmerican. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation Energy’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected time frame or at all; transaction costs; economic conditions; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission and in the proxy statement Constellation Energy intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, each of which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.

This communication is being made in respect of the proposed merger transaction involving Constellation Energy and MidAmerican Energy Holdings Company. In connection with the proposed transaction, Constellation Energy will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by Constellation Energy regarding Constellation Energy, MidAmerican Energy Holdings Company and the proposed transaction, without charge, at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

These materials also can be obtained, when available, without charge, by directing a request to Constellation Energy per the investor relations contact information below. Constellation Energy, MidAmerican Energy Holdings Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Constellation Energy’s directors and executive officers is available in Constellation Energy’s notice of annual meeting and proxy statement for its most recent annual meeting and Constellation Energy’s Annual Report on Form 10-K for the year ended December 31, 2007, which were filed with the Securities and Exchange Commission February 27, 2008, and April 29, 2008, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission.

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